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                                                                  EXHIBIT 3.1(b)
                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TELEX NEWCO, INC.

                        ---------------------------------

                            Under Section 241 of the
                        Delaware General Corporation Law

                        ---------------------------------

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Telex Newco, Inc.

         2. The Corporation has not received any payment for any of its stock.

         3. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article First and by inserting the following new Article First in lieu thereof:

                  "FIRST: The name of the corporation (hereinafter called the "Corporation") is Telex Communications, Inc."

         4. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         5. This Certificate of Amendment shall become effective at 9:00 a.m. Delaware time on November 19, 2003.

         Signed and attested to this 18th day of November, 2003.

                                            ___________________________________
                                            Name:  Gregory Richter
                                            Title: Chief Financial Officer